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                                                                    EXHIBIT 9(H)

                                   SCHEDULE A
                        TO THE ADMINISTRATION AGREEMENT
                BETWEEN MERCANTILE-SAFE DEPOSIT & TRUST COMPANY
                          AND M.S.D. & T. FUNDS, INC.
                               DATED MAY 28, 1993


NAME OF FUND                                 NAME OF FUND
------------                                 ------------

Prime Money Market Fund                      International Equity Fund

Government Money Market Fund                 Diversified Real Estate Fund

Tax-Exempt Money Market Fund                 Equity Income Fund

Tax-Exempt Money Market Fund (Trust)         Equity Growth Fund

Growth & Income Fund                         Total Return Bond Fund

Limited Maturity Bond Fund                   National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund                Intermediate Tax-Exempt Bond Fund


                                 M.S.D. & T. FUNDS, INC.


                                 By: ______________________________

                                 Title: ___________________________

                                 Date: ____________________________


                                 MERCANTILE-SAFE DEPOSIT & TRUST COMPANY


                                 By: ______________________________

                                 Title: ___________________________

                                 Date: ____________________________